SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2010

ELECTRIC CAR COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-142704	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1903 North Barnes Ave

Springfield Mo. 65803

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

417-866-6565

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Between January 28, 2010 and March 11, 2010, the Registrant entered into agreements to convert a total of $254,794.00 of debt owed by the Company to various creditors into shares of common stock of the Registrant. The original notes were dated January 2, 2009, April 16, 2009 and April 29, 2009 and were sold by the initial creditors to American Settlements LLC and Long Side Ventures LLC. The original notes were replaced by an Amended and Restated 15% Convertible Debenture, due approximately February 2012. Pursuant to the terms of the Amended and Restated 15% Convertible Debenture, the holder may convert all or any portion of the debt due into shares of common stock at a conversion price per share of between 25% and 50% of the average of the lowest closing prices for the Registrant’s common stock during the previous 15 trading days.

Effective March 11, 2010, assuming all debt was converted on that date a total of 354,639,437 shares of common stock would be issued. To date a total of 33,704,561 has been issued pursuant to conversions of the assigned creditors.

The shares were issued in reliance of Section 4(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding “accredited investors”), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the securities are subject to Rule 144 limitation on resale and (v) each of the parties is a sophisticated purchaser and had full access to the information on the Registrant necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC CAR COMPANY, INC.

By:	/s/ Gary Spaniak
Gary Spaniak
President

Dated: March 17, 2010

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